UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2015

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 16, 2015, Pharmacyclics, Inc. (the “Company”) announced that an Independent Data Monitoring Committee reviewed and assessed HELIOS (CLL3001), an international, Phase III, randomized, double-blind, placebo-controlled trial evaluating IMBRUVICA® (ibrutinib) in combination with bendamustine and rituximab (“BR”) versus placebo in combination with BR in patients with chronic lymphocytic leukemia or small lymphocytic lymphoma, and unanimously recommended that the study be unblinded based on clinically meaningful and statistically significant treatment benefit in the IMBRUVICA arm. The study has met its primary endpoint, demonstrating a statistically significant improvement in progression-free survival. The safety profile of IMBRUVICA in combination with BR was consistent with prior clinical experience. IMBRUVICA is jointly developed and commercialized by the Company and Janssen Biotech, Inc.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information contained on the websites referenced in the press release is not incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1

Independent Data Monitoring Committee Unanimously Recommends Unblinding of IMBRUVICA® (ibrutinib) Phase III Combination HELIOS Trial Based on Interim Analysis Showing Significant Improvement in Progression-Free Survival in Patients with Chronic Lymphocytic Leukemia or Small Lymphocytic Lymphoma

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

March 16, 2015

PHARMACYCLICS, INC.

By:	/s/ Manmeet Soni
Name: Manmeet Soni
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1

Independent Data Monitoring Committee Unanimously Recommends Unblinding of IMBRUVICA® (ibrutinib) Phase III Combination HELIOS Trial Based on Interim Analysis Showing Significant Improvement in Progression-Free Survival in Patients with Chronic Lymphocytic Leukemia or Small Lymphocytic Lymphoma